EXHIBIT 21.1

SUBSIDIARIES

Entity Name	State of Incorporation	Doing Business As
CH Construction, Inc.	Delaware
CH Florida, Inc.	Delaware
Family Lending Services, Inc.	Delaware
Hilltop Residential, Ltd.	Florida
HSP Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
HSP Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
HWB Construction, Inc.	Delaware
HWB Investments, Inc.	Delaware
Lagoon Valley Residential, LLC	California
Lammers Road, LLC	California
LB/L-Duc II Franceschi, LLC	Delaware
LMD El Dorado 134, LLC	California
OLP Forty Development, LLC	Florida
Pala Village Investments, Inc.	Delaware
Residential Acquisition GP, LLC	Florida
S.P.S. Affiliates, Inc.	California
SP Colony Investments, Inc.	Delaware
SP Coppenbarger Investments, Inc.	Delaware
SP La Floresta, Inc.	Delaware
SP Texas Investments, Inc.	Delaware
SP Ventura Investments, Inc.	Delaware
SPH Title, Inc.	Delaware
SPLB, Inc.	Delaware
SPNS Golden Gate, LLC	Delaware
Standard Pacific 1, Inc.	Delaware
Standard Pacific 1, LLC	Delaware
Standard Pacific 2, Inc.	Delaware
Standard Pacific 2, LLC	Delaware
Standard Pacific 3, Inc.	Delaware
Standard Pacific 3, LLC	Delaware
Standard Pacific 4, Inc.	Delaware
Standard Pacific 4, LLC	Delaware
Standard Pacific 5, Inc.	Delaware
Standard Pacific 5, LLC	Delaware
Standard Pacific 6, Inc.	Delaware
Standard Pacific 6, LLC	Delaware
Standard Pacific 7, Inc.	Delaware
Standard Pacific 7, LLC	Delaware
Standard Pacific 8, Inc.	Delaware
Standard Pacific 8, LLC	Delaware
Standard Pacific 9, Inc.	Delaware
Standard Pacific 9, LLC	Delaware
Standard Pacific 10, Inc.	Delaware
Standard Pacific 10, LLC	Delaware
Standard Pacific Active Adult Communities, Inc.	Delaware
Standard Pacific Corp.	Delaware
Standard Pacific Financing, Inc.	California
Standard Pacific Financing, L.P.	Delaware
Standard Pacific of Arizona, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Central Florida GP, Inc.	Delaware	Colony Communities, Standard Pacific Homes

Entity Name	State of Incorporation	Doing Business As
Standard Pacific of Central Florida, general partnership	Florida	Colony Communities, Standard Pacific Homes
Standard Pacific of Colorado, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Fullerton, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Illinois, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Jacksonville GP, Inc.	Delaware	Coppenbarger Communities, Standard Pacific Homes
Standard Pacific of Jacksonville, a general partnership	Florida	Coppenbarger Communities, Standard Pacific Homes
Standard Pacific of Las Vegas, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Orange County, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of South Florida GP, Inc.	Delaware	Westbrooke Homes, Standard Pacific Homes
Standard Pacific of South Florida, general partnership	Florida	Westbrooke Homes, Standard Pacific Homes
Standard Pacific of Southwest Florida GP, Inc.	Delaware	Westfield Homes, Standard Pacific Homes
Standard Pacific of Southwest Florida, general partnership	Florida	Westfield Homes, Standard Pacific Homes
Standard Pacific of Tampa, general partnership	Florida	Westfield Homes, Standard Pacific Homes
Standard Pacific of Tampa GP, Inc.	Delaware	Westfield Homes, Standard Pacific Homes
Standard Pacific of Texas GP, Inc.	Delaware
Standard Pacific of Texas, L.P.	Delaware	Standard Pacific, Standard Pacific Homes; Standard Pacific of Dallas, Standard Pacific of Houston, Standard Pacific of Austin, Standard Pacific of Texas
Standard Pacific of the Carolinas, LLC	Delaware	Westfield Homes, Standard Pacific Homes
Standard Pacific of Tonner Hills, LLC	Delaware
Standard Pacific of Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Walnut Hills, Inc.	Delaware
StanPac Corp.	Delaware
Walnut Hills Development 268, LLC	California
Westfield Homes USA, Inc.	Delaware	Westfield Homes, Standard Pacific Homes